Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of InfoLogix, Inc. of our report dated March 23, 2007, except for the classification of certain amounts in revenues and costs of sales, which date is March 27, 2008, with respect to the consolidated financial statements of InfoLogix, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania

January 15, 2010